                                                                     Exhibit 2.1
                                                                     -----------



                             AGREEMENT OF PURCHASE

                              AND SALE OF ASSETS

                                 BY AND AMONG

                    DATA PROCESSING RESOURCES CORPORATION,

                                   S3G, INC.

                                      AND

                              MICHAEL G. McCARTHY

                               TABLE OF CONTENTS
                               -----------------

                                                                 Page
                                                                 ----
ARTICLE 1   DEFINITIONS.......................................     1
      1.1   Defined Terms.....................................     1
      1.2   Other Defined Terms...............................     4

ARTICLE 2   PURCHASE AND SALE OF ASSETS.......................     6
      2.1   Purchase and Sale of Assets.......................     6
      2.2   Excluded Assets...................................     8
      2.3   Purchased Assets Free of Liens....................     8
      2.4   Liabilities.......................................     8
      2.5   Consideration for Purchased Assets................     9
      2.6   Escrowed Shares...................................    12
      2.7   Taxes.............................................    13
      2.8   Allocation of Purchase Price......................    13

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF SELLER..........    13
      3.1   Organization and Qualification....................    13
      3.2   Authorization.....................................    13
      3.3   Due Execution and Delivery; Binding Obligations...    14
      3.4   No Conflict or Violation..........................    14
      3.5   Consents and Approvals............................    14
      3.6   Pending Litigation................................    14
      3.7   Capitalization of Seller..........................    15
      3.8   Financial Statements and Other Information........    15
      3.10  No Materially Adverse Change......................    15
      3.11  Absence of Certain Changes or Events..............    16
      3.12  Title to Purchased Assets.........................    17
      3.13  Condition and Possession of Purchased Assets......    17
      3.14  Receivables and Unbilled Receivables..............    17
      3.15  Leases............................................    17
      3.16  Contracts.........................................    18
      3.17  Intellectual Property.............................    19
      3.18  Books and Records.................................    19
      3.19  Insurance.........................................    19
      3.20  Permits...........................................    20
      3.21  Employees and Contractors.........................    20
      3.22  Labor Matters.....................................    20
      3.23  Employee Benefits.................................    20
      3.24  Compliance with Laws..............................    20
      3.25  Transactions with Affiliated Parties..............    21
      3.26  Taxes.............................................    21
      3.27  Certain Payments..................................    21
      3.28  No Finder.........................................    22
      3.29  Securities Law Matters............................    22

      3.30  Full Disclosure...................................    22
      3.31  Seller's Knowledge................................    22
      3.32  No Other Warranties or Representations............    23

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.....    23
      4.1   Authorization.....................................    23
      4.2   Due Execution and Delivery; Binding Obligations...    23
      4.3   No Conflict or Violation..........................    23
      4.4   Consents and Approvals............................    23
      4.5   Seller's Representations and Warranties...........    24
      4.6   Full Disclosure...................................    24

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......    24
      5.1   Organization......................................    24
      5.2   Authorization.....................................    24
      5.3   Due Execution and Delivery; Binding Obligations...    24
      5.4   No Conflict or Violation..........................    24
      5.5   Consents and Approvals............................    25
      5.6   Financial Statements and Other Information........    25
      5.7   Compliance with Securities Laws...................    25
      5.8   No Material Adverse Change........................    25
      5.9   Financing Available for Additional Consideration..    25
      5.10  Purchaser's Investigation.........................    25

ARTICLE 6   THE CLOSING.......................................    26
      6.1   Closing...........................................    26
      6.2   Seller's Obligations..............................    26
      6.3   Purchaser's Obligations...........................    27

ARTICLE 7   POST CLOSING......................................    28
      7.1   Survival of Representations and Warranties........    28
      7.2   Indemnification Obligations.......................    28
      7.3   Extent of Operational Autonomy....................    31
      7.4   Stock Options.....................................    31
      7.5   Employees and Contractors.........................    32
      7.6   Further Assurances................................    32
      7.7   Expenses..........................................    32

ARTICLE 8   MISCELLANEOUS PROVISIONS..........................    33
      8.1   Entire Agreement..................................    33
      8.2   Governing Law.....................................    33
      8.3   Interpretation....................................    33
      8.4   Dispute Resolution................................    33
      8.5   Waiver and Amendment..............................    35
      8.6   Assignment........................................    35
      8.7   Successors and Assigns............................    36

      8.8   Notices...........................................    36
      8.9   Severability......................................    36
      8.10  Further Action....................................    36
      8.11  Specific Performance..............................    36
      8.12  Cumulative Remedies...............................    36
      8.13  Warranty of Authority.............................    37
      8.14  Counterparts......................................    37

                                    EXHIBITS
                                    --------

     A    Seller Adjusted EBIT at the Balance Sheet Date
     B    Seller Adjusted Net Worth at the Balance Sheet Date
     C    Seller Adjusted Working Capital at the Balance Sheet Date
     D    Form of Noncompetition Agreement
     E    Form of Escrow Agreement
     F    Parameters for Allocation of Purchase Price
     G    Form of Bill of Sale
     H    Form of Assignment and Assumption
     I    Form of Executive Employment Agreement
     J    Form of Other Employment Agreements
     K    Form of Registration Rights Agreement
     L    Form of Opinion of Graves, Dougherty, Hearon & Moody
     M    Form of Opinion of Riordan & McKinzie

                                   SCHEDULES
                                   ---------

     2.1(a)      FF&E
     2.1(b)      Vehicles
     2.1(e)      Receivables
     2.1(f)      Unbilled Receivables
     2.1(i)      Prepaid Items
     2.1(m)      Numbers and Addresses
     2.2         Excluded Assets
     2.4(a)(iii) Transferred Employee Liabilities
     2.5(a)(iv)  Allocation of Noncompetition Payments
     3.1         Seller's Articles and Bylaws
     3.4         Conflicts or Violations
     3.5         Seller's Consents and Approvals
     3.6         Pending Litigation
     3.7         Capitalization of Seller
     3.8         Financial Statements
     3.9         Undisclosed Liabilities
     3.11        Certain Changes or Events
     3.15        Leases
     3.16        Contracts and Major Customers
     3.17        List of Intellectual Property
     3.19        List of Seller's Insurance
     3.20        List of Permits
     3.21        Employee Information
     3.23        Employee Benefit Plans
     3.25        Affiliate Transactions
     3.26        Tax Matters
     5.5         Purchaser's Consents and Approvals
     7.4         List of Stock Options

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------

     This AGREEMENT OF PURCHASE AND SALE OF ASSETS (this "Agreement") is made
                                                          ---------
and entered into as of this 27th day of January 1998 (the "Effective Date"), by
                                                           --------------
and among Data Processing Resources Corporation, a California corporation ("Purchaser"), S3G, Inc., a Texas corporation ("Seller"), and Michael G.
  ---------                                     ------
McCarthy, an individual ("Shareholder").
                          -----------

                                R E C I T A L S
                                - - - - - - - -

     A. Seller owns and operates a software consulting business providing its clients with planning, customizing, implementing and support services with respect to software information systems with applications in financial, human resources and materials management (the "Business"), and desires to sell to
                                         --------
Purchaser, on the terms and subject to the conditions of this Agreement, substantially all of the assets of Seller used by Seller in connection with the Business.

     B. Purchaser desires to purchase from Seller, on the terms and subject to the conditions of this Agreement, substantially all of the assets of Seller used in connection with the Business, and to assume certain enumerated liabilities of Seller in connection therewith.

     C. Shareholder owns all of the issued and outstanding shares of capital stock of Seller, and desires that Seller sell to Purchaser such assets, on the terms and subject to the conditions of this Agreement.


                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

      1.1 Defined Terms.  For purposes of this Agreement, the following terms
          -------------
shall have the following meanings:

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
arbitration, mediation or other dispute.

          "Additional Consideration Multiplier" shall be 7.0; provided, however,
           -----------------------------------
that if Shareholder voluntarily terminates his employment under the Executive Employment Agreement at any time before the second anniversary of the Closing Date, the Additional Consideration Multiplier shall be automatically and retroactively reduced to 6.5.


          "Books and Records" shall mean all books, ledgers, files, records,
           -----------------
manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, data base of current, former and prospective technical contractors, purchasing materials and records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by Seller in connection with the Business and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing; provided, however, that, notwithstanding the
                              --------  -------
foregoing, "Books and Records" shall not include (i) any Tax Returns or Tax
            -----------------
records of Seller, (ii) minute books or other corporate records of Seller, or
(iii) any records or documents relating exclusively to any Excluded Asset or Excluded Liability.

          "Business Adjusted EBIT" shall mean the earnings of Seller and or
           ----------------------
Purchaser with respect to the Business for the relevant accounting period, before deductions for interest and taxes, as determined in accordance with generally accepted accounting principles, consistently applied in accordance with Seller's prior practice, plus or minus the type of adjustments set forth on Exhibit A hereto. Business Adjusted EBIT for the 1997 calendar year, including
---------
all adjustments thereto, is shown on Exhibit A attached hereto.  Business
                                     ---------
Adjusted EBIT for each relevant accounting period shall be determined in the same manner used by the parties to determine Business Adjusted EBIT for the 1997 calendar year. Business Adjusted EBIT shall in no event include any overhead allocation by Purchaser or other expenses of Purchaser not agreed to by Shareholder in writing prior to such expense being incurred. Business Adjusted EBIT for the 1997 and 1998 calendar years shall not include any expense of the transaction contemplated by this Agreement, including, without limitation, any expense arising out of or relating to any audit or dispute hereunder or relating to any of the Special Bonus Agreements described in Schedule 3.4 hereto.
                                                    ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Damages" shall mean, subject to section 7.2(h), below, any claim,
           -------
demand, loss, liability, damage or expense, including without limitation interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof.

          "DPRC Average Closing Price" shall mean the average closing price of
           --------------------------
the DPRC Common Shares, as publicly reported by the Nasdaq National Market as of 4:00 p.m., Eastern Time, over the following periods of time: (i) With respect to the Initial Consideration, the period shall be the last 20 trading days ending on (and including) the trading day immediately prior to the Effective Date; (ii) with respect to the first installment of the Additional Consideration, the period shall be the last 20 trading days ending on (and including) the trading day immediately prior to July 1, 1998; and (iii) with respect to the second installment of the Additional Consideration, the period shall be the last 20 trading days ending on (and including) the trading day immediately prior to January 1, 1999.

          "DPRC Common Shares" shall mean the common stock, no par value, of
           ------------------
Purchaser.

          "Employee Benefit Plan(s)" shall mean:  (a) Any "employee welfare
           ------------------------
benefit plan," as defined in Section 3(1) of ERISA, (i) which Seller sponsors or to which such Seller contributes or is required to contribute, or under which such Seller may incur any liability, and (ii) which covers an employee or former employee of such Seller including each multi-employer welfare benefit plan; (b) any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, (i) to which Seller (or any person which is a member of a "controlled group of corporations" with or under "common control" with such Seller as defined in
Section 414(b) or (c) of the Code ("Common Control Entity") has contributed or
                                    ---------------------
been obligated to contribute at any time or under which such Seller may incur any liability, and (ii) which covers an employee or former employee of such Seller; (c) any "employee pension benefit plan, as defined in Section 3(2) of ERISA, (i) which Seller sponsors or to which such Seller or any Common Control Entity contributes or is required to contribute or under which such Seller may incur any liability, and (ii) which covers an employee or former employee of such Seller; and (d) any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment maintained by Seller which covers an employee or former employee of such Seller.

          "Encumbrances" shall mean any adverse claim, lien, pledge, option,
           ------------
charge, security interest, deed of trust, mortgage, restriction, encumbrance or such other right of third parties, of any kind or nature.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

          "Intellectual Property" shall mean all of Seller's intellectual
           ---------------------
property rights, if any, including, without limitation, all of Seller's (a) common law, state, federal and statutory rights in any trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations; patents, patent applications, design rights, inventions, trade secrets, technical and business confidential information (including, but not limited to designs, plans, specifications, formulas, processes, methods, shop rights, know-how and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable or registerable); (b) computer software programs and systems, know-how, formulae and designs and documentation relating to the foregoing or used or useable in the Business; and (c) other proprietary information owned, controlled, created or used by or on behalf of such Seller in connection with the conduct of the Business in which such Seller has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.

          "Laws" shall mean all applicable federal, state or local statutes,
           ----
regulations, ordinances, orders or decrees, or the common law or reported decisions thereof.

          "Permits" shall mean all permits, licenses, certificates, franchises,
           -------
qualifications, authorizations, approvals and other rights from, and filings with, any governmental authority used in or relating to the Business, if any.

          "Permitted Encumbrances" shall mean (i) the Assumed Liabilities, (ii)
           ----------------------
Encumbrances for Taxes and assessments on property which are not yet past due,
(iii) Encumbrances securing Assumed Liabilities, (iv) the terms of all Contracts constituting a part of the Assumed Liabilities or Purchased Assets, and (v) the requirements of all Laws.

          "Representatives" shall mean any officer, director, principal,
           ---------------
shareholder, partner, attorney, accountant, advisor, agent, trustee, employee or other representative of a party.

          "Seller Adjusted Net Worth" shall mean the difference between the
           -------------------------
amount of the Purchased Assets (including the Estimated Cash) and the amount of the Assumed Liabilities, as determined in accordance with generally accepted accounting principles consistently applied in accordance with Seller's prior practice. Seller Adjusted Net Worth at the Balance Sheet Date is shown on Exhibit B attached hereto. Seller Adjusted Net Worth at the Closing Date shall
---------
be determined in the same manner used by the parties to determine Seller Adjusted Net Worth at the Balance Sheet Date.

          "Seller Adjusted Working Capital" shall mean the difference between
           -------------------------------
the amount of all current Purchased Assets (including the Estimated Cash) and all current Assumed Liabilities, as determined in accordance with generally accepted accounting principles, consistently applied in accordance with Seller's prior practice. Seller Adjusted Working Capital at the Balance Sheet Date is shown on Exhibit C attached hereto. Seller Adjusted Working Capital at the
         ---------
Closing Date shall be determined in the same manner used by the parties to determine Seller Adjusted Working Capital at the Balance Sheet Date.

          "Tax(es)" shall mean all taxes, charges, fees, levies or other
           -------
assessments imposed by and required to be paid to any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, ad valorem, payroll and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

          "Tax Return" shall mean any return, report, information return or
           ----------
other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Seller) or the administration of any Laws, regulations or administrative requirements relating to any Tax.

      1.2 Other Defined Terms.  The following capitalized terms shall have the
          -------------------
meanings given to them in the Sections set forth below:

          Term                               Section
          ----                               -------
AAA                                          8.4(c)
Additional Cash Consideration                2.5(b)(ii)
Additional Consideration                     2.5(b)(i)
Additional Consideration Overpayment         2.5(b)(i)(B)
Additional Consideration Payment Date        2.5(b)(i)
Additional DPRC Shares                       2.5(b)(ii)
Affiliated Party(ies)                        3.25
Aged Receivables                             2.5(a)(ii)
Agreement                                    Preamble
Ancillary Agreements                         3.2

Assignment and Assumption Agreement          6.2(b)
Assumed Liabilities                          2.4(a)
Balance Sheet                                3.8
Balance Sheet Date                           3.8
Business                                     Recital A
Closing Date                                 6.1
Contracts                                    2.1(g)
Decision                                     8.4(c)(i)
Effective Date                               Preamble
Escrow Agent                                 2.6
Escrow Agreement                             2.6
Escrowed Shares                              2.6
Estimated Cash                               2.1(n)
Excluded Assets                              2.2
Excluded Liabilities                         2.4(b)
Executive Employment Agreement               6.2(f)
FF&E                                         2.1(a)
Financial Statements                         3.8
Goodwill                                     2.1(j)
Indemnitee                                   7.2(c)
Indemnitor                                   7.2(c)
Independent Accountant                       2.5(c)(i)(A)
Initial Consideration                        2.5(a)(ii)
Initial DPRC Shares                          2.5(a)(iii)
Lawson                                       3.16(a)(v)
Leases                                       3.15
Major Customers                              3.16(b)
Recent Purchaser Report                      5.6
Noncompetition Agreement                     2.5(a)(iv)
Noncompetition Payments                      2.5(a)(iv)
Note                                         2.5(b)(iii)
Numbers and Addresses                        2.1(m)
Other Employment Agreements                  6.2(g)
Other Tangible Property                      2.1(d)
Plan                                         7.4
Prepaid Items                                2.1(i)
Purchased Assets                             2.1
Purchase Price                               2.5
Purchaser                                    Preamble
Purchaser Reports                            5.6
Purchaser Representatives                    7.2(a)
Purchaser Required Consents                  5.5
Purchaser's Accountant                       2.5(c)(i)(A)
Receivables                                  2.1(e)
Recomputed Business Adjusted EBIT            2.5(c)(i)(A)
Registration Rights Agreement                6.2(h)

Sales Materials                              2.1(c)
Seller                                       Preamble
Seller Representatives                       7.2(b)
Seller Required Consents                     3.5
Seller's Cash                                2.1(n)
Seller's Shares                              3.29
Seller Stock                                 3.7
Shareholder                                  Preamble
Survival Date                                7.1
Transferred Employee                         7.5
Unbilled Receivables                         2.1(f)
Vehicles                                     2.1(b)
Warranty Claims                              7.2(g)

                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

      2.1 Purchase and Sale of Assets. On the terms and subject to the
          ---------------------------
conditions of this Agreement, except for the Excluded Assets, Seller hereby sells, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases and acquires from Seller, all of Seller's right, title and interest in and to all of the assets, of every type and nature and wherever situated, whether real, personal or mixed, whether tangible, intangible or contingent, which (i) are either owned by Seller, or in which Seller has any other interest of any type or nature, and (ii) which are used in the operation of the Business (collectively, the "Purchased Assets"), including without limitation, the
                    ----------------
following:

          (a) All of the furniture, fixtures and equipment used in the Business, including all of the foregoing set forth on Schedule 2.1(a) hereto (the "FF&E"),
                                            ---------------              ----
which schedule includes the location, acquisition date, depreciation history and lease information, if applicable, concerning the FF&E;

          (b) The motor vehicles used in the Business, including all of the foregoing set forth on Schedule 2.1(b) hereto (the "Vehicles");
                       ---------------              --------

          (c) All of the catalogs, price lists, brochures and related sales materials, and all listings pertaining to Seller in all telephone books and other directories, utilized by Seller in connection with the Business (the "Sales Materials");
 ---------------

          (d) Any additional items of tangible property used or owned by Seller in connection with the Business (the "Other Tangible Property");
                                      -----------------------

          (e) All of the accounts and notes receivable with respect to the Business, including all of the foregoing set forth on Schedule 2.1(e) hereto to
                                                      ---------------
the extent not paid prior to the Closing Date (the "Receivables"), which
                                                    -----------
schedule includes a 90-day aging report for the Receivables;

          (f) All rights to payment with respect to services performed by Seller on or before the Closing Date and which are capable of being billed, but which have not yet been billed, including all of the foregoing set forth on Schedule
                                                                      --------
2.1(f) hereto (the "Unbilled Receivables");
------              --------------------

          (g) All of the contracts, licenses, Leases, arrangements, understandings or other agreements pertaining to the Business or the Purchased Assets, including all of the foregoing specified on Schedules 3.15, 3.16 and
                                                    --------- ----  ----
3.17 hereto or entered into between the Effective Date and the Closing Date (the
----
"Contracts");
 ---------

          (h) All of the Intellectual Property, including, without limitation, all rights of Seller to use the names "S3G, Inc.," "Spectrum Software Services Group, Inc." and all other fictitious business names and trade name used by Seller in connection with the Business;

          (i) All of the prepaid items relating to the Business, such as, insurance, prepaid taxes, prepaid expenses, deferred charges, advance payments, security deposits, prepaid rent and other prepaid items, including all of the foregoing set forth on Schedule 2.1(i) hereto (the "Prepaid Items");
                       ---------------              -------------

          (j) The goodwill with respect to the Business (the "Goodwill");
                                                              --------

          (k) All of the Books and Records;

          (l) All of the Permits, to the extent assignable;

          (m) All of the telephone and facsimile numbers, including "800" numbers, and post office boxes, used by Seller in connection with the Business, including all of the foregoing set forth on Schedule 2.1(m) hereto (the "Numbers
                                            ---------------              -------
and Addresses"); and
-------------

          (n) That amount of cash, if any, necessary for Seller Adjusted Net Worth at the Closing Date to be $2,650,000 or for Seller Adjusted Working Capital at the Closing Date to be $2,100,000, whichever is greater ("Seller's
                                                                     --------
Cash").  The amount of cash to be delivered at Closing (the "Estimated Cash")
----                                                         --------------
shall be the amount estimated by Purchaser and Seller to be necessary to satisfy the requirements of the immediately preceding sentence. The Seller's Cash shall be subject to adjustment as provided in Section 2.5(c)(ii), below.

      2.2 Excluded Assets.  Schedule 2.2 hereto contains a list and description
          ---------------   ------------
of all assets owned by Seller which are not being sold, transferred, assigned or delivered at the Closing, but are being retained, by Seller (the "Excluded
                                                                  --------
Assets").  Notwithstanding anything to the contrary in Section 2.1, above, or
------
any of the Schedules hereto, Purchaser is not purchasing, nor is Purchaser assuming any liability related to, and the Purchased Assets do not include, any of the Excluded Assets.

      2.3 Purchased Assets Free of Liens.  Except for Permitted Encumbrances,
          ------------------------------
all of the Purchased Assets are being transferred by Seller to Purchaser free and clear of all Encumbrances.

      2.4 Liabilities.
          -----------

          (a) Assumed Liabilities.  Purchaser is, on and as of the Closing Date,
              -------------------
expressly assuming and agreeing to pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, all of the following liabilities, obligations and commitments of Seller existing or arising on or after the Closing Date (the "Assumed Liabilities"):
                                   -------------------

              (i) Any and all liabilities, obligations and commitments of Seller other than Excluded Liabilities relating to the Business or the Purchased Assets and that are (A) reflected on the Balance Sheet, or (B) incurred in connection with the Business after the Balance Sheet Date in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement;

              (ii) Any and all liabilities, obligations and commitments of Seller arising out of the Contracts, but not including any liability, obligation or commitment of Seller (A) for any breach thereof by Seller or a predecessor-in-interest occurring prior to the Closing Date, or (B) relating to any of the Excluded Assets;

              (iii) All liabilities, obligations and commitments of Seller with respect to the Transferred Employees which are set forth on Schedule 2.4(a)(iii)
                                                            --------------------
hereto; and

              (iv) All future obligations arising under any Permits that are Purchased Assets.

          (b) Excluded Liabilities. Notwithstanding anything to the contrary
              --------------------
herein or in any Schedule or Exhibit hereto, except for the Assumed Liabilities, Purchaser is not assuming any liabilities, obligations or commitments of Seller, whether arising before, on or after the Closing Date, and all such other liabilities, obligations and commitments (the "Excluded Liabilities") shall
                                               --------------------
remain the exclusive liabilities, obligations and commitments of Seller. In particular, the liabilities described on Schedule 2.4(b) hereto are Excluded
                                         ---------------
Liabilities.

      2.5 Consideration for Purchased Assets.  In consideration of the sale,
          ----------------------------------
assignment, transfer and delivery of the Purchased Assets by Seller to Purchaser, and Seller's and Shareholder's respective obligations under the Noncompetition Agreement, on the terms and subject to the conditions of this Agreement, Purchaser will pay or cause to be paid to Seller and Shareholder the following (collectively, the "Purchase Price"):
                              --------------

          (a) Initial Consideration.  At the Closing:
              ---------------------

              (i) Purchaser, on the terms and subject to the conditions of the Assignment and Assumption Agreement, shall assume and pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, all of the Assumed Liabilities.

              (ii) Purchaser shall deliver cash by wire transfer to Seller's account, in an amount equal to (A) the product obtained by multiplying the Initial Consideration by eighty-five percent (85%), less (B) the amount of the
                                                    ----
Noncompetition Payments set forth in Section 2.5(a)(iv),
below. As used herein, the term, "Initial Consideration," shall mean Thirty-
                                  ---------------------
Three Million Three Hundred Nine Thousand Eight Hundred Eighty-Two Dollars ($33,309,882), less the amount of the Receivables at the Closing Date which have aged for more than 90 days after the date of the initial invoice therefor (the "Aged Receivables").
 ----------------

              (iii) Purchaser shall deliver a stock certificate of Purchaser, certifying that Seller is the record holder of that number of shares of the DPRC Common Shares (collectively, the "Initial DPRC Shares"), equal to the number of
                                  -------------------
shares which when multiplied by the DPRC Average Closing Price, shall be equal to the product obtained by multiplying the Initial Consideration by fifteen percent (15%).

              (iv) Purchaser shall pay or cause to be paid to Seller and Shareholder, cash by wire transfer to each of their respective accounts, in the amounts set forth opposite each of such persons' names on Schedule 2.5(a)(iv)
                                                          -------------------
hereto, which amounts, in the aggregate, shall be equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Noncompetition Payments"), in consideration of
                                  -----------------------
each of such persons' execution and delivery of the noncompetition agreement in the form attached as Exhibit D hereto (the "Noncompetition Agreement").
                     ---------              ------------------------

          (b) Additional Consideration.
              ------------------------

              (i) On the terms and subject to the conditions of this Section 2.5(b), if, and only if, Shareholder has not voluntarily terminated his employment under the Executive Employment Agreement prior to September 1, 1998, on or before September 1, 1998 and March 1, 1999 (each, an "Additional
                                                            ----------
Consideration Payment Date"), subject to this Section 2.5(b), Purchaser shall
--------------------------
pay or cause to be paid to Seller additional consideration ("Additional
                                                             ----------
Consideration") as follows:
-------------

                    (A) With respect to the September 1, 1998 Additional Consideration Payment Date, Purchaser shall pay Seller an amount equal to the product obtained by multiplying the Additional Consideration Multiplier by the amount by which Business Adjusted EBIT for the first six months of the 1998 calendar year exceeds 130% of Recomputed Business Adjusted EBIT for the first six months of the 1997 calendar year. For example, if Business Adjusted EBIT for the first six months of the 1998 calendar year is $3.0 million, 130% of Recomputed Business Adjusted EBIT for the first six months of the 1997 calendar year is $2.8 million, and the Additional Consideration Multiplier is 7.0, then the Additional Consideration for the September 1, 1998 Additional Consideration Payment Date shall be $1.4 million (i.e., [$3.0 million - $2.8 million] x 7.00 = $1.4 million).

                    (B) With respect to the March 1, 1999 Additional Consideration Payment Date, Purchaser shall pay Seller an amount equal to the difference between (1) the product obtained by multiplying the Additional Consideration Multiplier by the amount by which Business Adjusted EBIT for the 1998 calendar year exceeds 130% of the Recomputed Business Adjusted EBIT, and
(2) the amount of Additional Consideration paid to Seller pursuant to subparagraph (A), above. If, however, based upon the foregoing formula, the amount of such Additional Consideration would be a negative number (the "Additional Consideration Overpayment"), then (1) Purchaser shall have no
 ------------------------------------
obligations under this Section 2.5(b)(i)(B) to pay Seller any Additional Consideration with respect to the March 1, 1999 Additional Consideration Payment Date, and (2) on or before March 1, 1999, Seller shall pay Purchaser an amount equal to the absolute amount of the Additional Consideration Overpayment. For example, if Business Adjusted EBIT for the 1998 calendar year is $6.0 million, the amount of the Additional Consideration paid to Seller pursuant to subparagraph (A), above, is as set forth in the example in subparagraph (A), above, 130% of the amount of the Recomputed Business Adjusted EBIT is $5.497 million and the Additional Consideration Multiplier is 7.0, then the Additional Consideration for the March 1, 1999 Additional Consideration Payment Date shall be $2.121 million (i.e., [$6.0 million - $5.497 million] x 7.00 - $1.4 million = $2.121 million).

              (ii) With respect to each payment of Additional Consideration, on or before the applicable Additional Consideration Payment Date, (a) Purchaser shall deliver cash by wire transfer to Seller's account, in an amount equal to the product obtained by multiplying such Additional Consideration by 85% (the "Additional Cash Consideration"); and (b) Purchaser shall deliver a stock
------------------------------
certificate of Purchaser, certifying that Seller is the record holder of that number of shares of the DPRC Common Shares (the "Additional DPRC Shares") equal
                                                 ----------------------
to the number of shares which when multiplied by the DPRC Average Closing Price, shall be equal to the product obtained by multiplying such Additional Consideration by 15%.

              (iii) Notwithstanding anything in this Agreement to the contrary, in the event that the board of directors of Purchaser determines in good faith, in light of all then available information, that there is not sufficient cash available to permit payment of all or a part of the Additional Cash Consideration, then Purchaser may, at its option, pay all or part of the Additional Consideration by delivering a promissory note (the "Note") to Seller.
                                                               ----
The Note shall (A) bear interest from the applicable payment date at 12% per annum, (B) be payable in one blended installment of principal and interest, which shall be payable on the 30th day after the date of issuance of the Note, and (C) be payable in lawful money of the United States at the offices of Seller.

          (c) Adjustments to Purchase Price.
              -----------------------------

              (i)   Audit of Financial Statements.
                    -----------------------------

                    (A) Seller and Shareholder acknowledge that Purchaser, in connection with the satisfaction of its disclosure obligations under and pursuant to applicable securities laws, has retained Deloitte & Touche LLP ("Purchaser's Accountant") to audit certain of the Financial Statements.
  ----------------------
Purchaser shall use its best efforts to cause Purchaser's Accountant to complete such audit by no later than April 1, 1998. Within ten (10) days after the conclusion of such audit, on the basis of the audited numbers, Purchaser shall recompute Business Adjusted EBIT for the 1997 calendar year (the "Recomputed
                                                                  ----------
Business Adjusted EBIT"), and shall provide to Seller for its review and
----------------------
approval, its computations and working papers reflecting how such computations were made. If Seller has any objections to such computation of the Recomputed Business Adjusted EBIT, it will deliver detailed statements describing its objections to Purchaser within 30 days after receiving Purchaser's computations and working papers reflecting how Purchaser's computations were made. The parties will use their reasonable efforts to resolve any such objections. If, however, the parties do not obtain final resolution of this matter within 30 days after Purchaser has received the statements of objections, the dispute shall be referred to the Austin, Texas office of Ernst & Young LLP (the

"Independent Accountant") within 15 days following such 30-day period. The
 ----------------------
Independent Accountant's determination of the amount of the Recomputed Business Adjusted EBIT shall, for purposes of this Section 2.5(c)(i)(A), be binding upon all parties. Purchaser and Shareholder will share responsibility for the fees and expenses of the Independent Accountant based on the degree to which the Independent Accountant accepts the respective positions of the parties, as conclusively determined by the Independent Accountant.

                    (B) If the Recomputed Business Adjusted EBIT is less than $3,701,098, Seller shall pay to Purchaser within 10 business days of such determination a cash amount equal to the product obtained by multiplying nine
(9) by the difference between $3,701,098 and the Recomputed Business Adjusted EBIT. If, however, the Recomputed Business Adjusted EBIT is more than $3,701,098, Purchaser shall pay to Seller within 10 business days of such determination a cash amount equal to the product obtained by multiplying nine
(9) by the difference between the Recomputed Business Adjusted EBIT and $3,701,098.

                    (C) In the event this Agreement should terminate prior to Closing, Purchaser will allow Seller to "purchase" the results of Purchaser's Accountant's audit by reimbursing Purchaser for the cost thereof.

               (ii) Working Capital/Net Worth Adjustment.
                    ------------------------------------

                    (A) As soon as practicable after the Closing Date, Purchaser shall compute the amount of the Seller Adjusted Working Capital at the Closing Date and the Seller Adjusted Net Worth at the Closing Date, and shall provide to Seller for its review and approval, its computations and working papers reflecting how such computations were made. If Seller has any objections to such computation of such Seller Adjusted Working Capital or such Seller Adjusted Net Worth, it will deliver detailed statements describing its objections to Purchaser within 30 days after receiving Purchaser's computations and working papers reflecting how Purchaser's computations were made. The parties will use their reasonable efforts to resolve any such objections. If, however, the parties do not obtain final resolution of this matter within 30 days after Purchaser has received the statements of objections, the dispute shall be referred to the Independent Accountant in accordance with the procedures set forth in Section 2.5(c)(i)(A), above.

                    (B) If either Seller Adjusted Working Capital at the Closing Date is less than $2,100,000, or Seller Adjusted Net Worth at the Closing Date is less than $2,650,000, then, in such event, Seller shall pay to Purchaser within 10 business days of such determination a cash amount equal to the greater
                                                                         -------
of the following:

                        (1) The difference between $2,100,000 and the Seller Adjusted Working Capital at the Closing Date; and

                        (2) The difference between $2,650,000 and the Seller Adjusted Net Worth at the Closing Date.

                    (C) If, however, both Seller Adjusted Working Capital at the Closing Date is more than $2,100,000, and Seller Adjusted Net Worth at the
                ----
Closing Date is more
                ----
than $2,650,000, then, in such event, Purchaser shall pay to Seller, within ten (10) business days of such determination a cash amount equal to the lesser of the following:
------

                        (1) The difference between the Seller Adjusted Working Capital at the Closing Date and $2,100,000; and

                        (2) The difference between the Seller Adjusted Net Worth at the Closing Date and $2,650,000.

              (iii) Any adjustment in the amount of the Initial Consideration as a result of the audit contemplated under Section 2.5(c)(i)(A), above, shall not separately give rise to a claim of a breach of a representation or warranty under Section 7.2, below, but shall be the sole recovery of the parties with respect to the matter adjusted as a result of such audit.

              (iv)  Collection of Aged Receivables.  If, at any time during the
                    ------------------------------
90-day period after the Closing Date, Purchaser should collect any of the Aged Receivables, Purchaser shall promptly remit such amounts to Seller.

              (v)   Adjustment in Multiplier.  If the amount of any Additional
                    ------------------------
Consideration shall have been calculated using an Additional Consideration Multiplier of 7.0 and such Additional Consideration Multiplier, by its terms, is subsequently and retroactively reduced to 6.5, then, within 30 days after the voluntary termination of Shareholder giving rise to such reduction in the Additional Consideration Multiplier, Shareholder shall reimburse Purchaser an amount equal to the difference between (A) the actual amount of the Additional Consideration which was calculated based upon an Additional Consideration Multiplier of 7.0, and (B) the amount of the readjusted Additional Consideration based upon an Additional Consideration Multiplier of 6.5

      2.6 Escrowed Shares.  A number of the Initial DPRC Shares which, when
          ---------------
multiplied by the DPRC Average Closing Price for the Initial Consideration, equals Three Million Dollars ($3,000,000) (the "Escrowed Shares") shall be held
                                                ---------------
by an escrow agent (the "Escrow Agent") pursuant to an escrow agreement in
                         ------------
substantially the form attached hereto as Exhibit E (the "Escrow Agreement"), to
                                          ---------       ----------------
secure claims by Purchaser for the indemnification obligations of Seller and Shareholder pursuant to Section 7.2, below. All costs and expenses of the Escrow Agent in connection with the Escrow Agreement shall be shared equally by Seller and Purchaser.

      2.7 Taxes.  Purchaser  shall pay all sales, use and transfer Taxes
          -----
relating to the transfer of the Vehicles. Seller and Purchaser do not believe that any sales or use Taxes will be due in connection with the transfer of the other Purchased Assets. However, Seller shall pay all sales and use Taxes, if any, arising out of the transfer of the Purchased Assets other than the Vehicles. Except for the Assumed Liabilities, Purchaser shall not be responsible for any Tax owed by Seller and related to any period ending prior to the Closing Date.

      2.8 Allocation of Purchase Price. The Purchase Price shall be allocated
          ----------------------------
among the Purchased Assets in the manner set forth on Exhibit F hereto, with any
                                                      ---------
adjustments in the Purchase Price resulting in a revised allocation based upon the parameters set forth in Exhibit F. Upon agreeing to any adjustments in
                            ---------
allocation of the Purchase Price resulting from an adjustment in the

Purchase Price (the "Purchase Price Allocation"), Purchaser and Seller shall
                     -------------------------
evidence their agreement by entering into an amendment to this Agreement to which shall be attached a schedule on which the final Purchase Price Allocation shall be set forth. Purchaser, Seller and Shareholder each agrees (a) to report the sale of the Purchased Assets for federal and state income Tax purposes in accordance with the final Purchase Price Allocation set forth on such schedule, not to take any position inconsistent with such final Purchase Price Allocation on any of its Tax Returns, and (c) to timely file federal Tax Form 8594 with the applicable Tax Return for the year of this transaction reflecting such Purchase Price Allocation. Each party shall provide the other with a draft copy of its relevant federal Tax Form 8594 a least 15 days prior to filing such form.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Purchaser that the following statements are true and correct and not materially misleading as of the Effective Date:

      3.1 Organization and Qualification.  Seller is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the Laws of the State of Texas. Seller has the requisite corporate power and authority to own and operate the Business and the Purchased Assets and to carry on the Business as presently conducted. Seller is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of properties makes such qualification necessary. Seller has provided to Purchaser true and correct copies of Seller's Articles of Incorporation and Bylaws, together with all amendments thereto.

      3.2 Authorization.  Seller has the requisite power, authority and legal
          -------------
right and capacity to enter into this Agreement and the agreements contemplated hereby (the "Ancillary Agreements"), to the extent it is a party thereto, to
             --------------------
perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party, have been duly authorized by all necessary corporate action on the part of Seller to make this Agreement and the Ancillary Agreements valid and binding upon Seller in accordance with their respective terms.

      3.3 Due Execution and Delivery; Binding Obligations.  This Agreement and
          -----------------------------------------------
each of the Ancillary Agreements has been duly executed and delivered by Seller, to the extent Seller is a party hereto or thereto. This Agreement and each of the Ancillary Agreements constitute the legal, valid and binding agreements and obligations of Seller, to the extent Seller is a party hereto or thereto, enforceable against Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

      3.4 No Conflict or Violation.  Assuming all of the Seller Required
          ------------------------
Consents are obtained, except as reflected on Schedule 3.4 hereto, neither the
                                              ------------
execution and delivery of this Agreement and the Ancillary Agreements by Seller, to the extent Seller is a party hereto or thereto, nor the consummation of the transactions contemplated hereby and thereby, will result in
(a) a violation of, or a conflict with, Seller's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which Seller is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract, Encumbrance or Permit to which Seller is a party or by which the Purchased Assets or the Business is bound or affected; (c) the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, any party of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other Contracts of Seller, or Seller's current or former officers, directors or employees; (d) to Seller's knowledge, a violation by Seller of any applicable Law; (e) to Seller's knowledge, a violation by Seller of any order, judgment, writ, injunction decree or award to which Seller is a party or by which the Purchased Assets or the Business are bound; or (f) an imposition of any Encumbrance on the Purchased Assets.

      3.5 Consents and Approvals.  To Seller's knowledge, except as set forth on
          ----------------------
Schedule 3.5 hereto (the "Seller Required Consents"), no consent, Permit,
------------              ------------------------
approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Seller by virtue of its execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which it is a party, or to avoid the loss of any Permit, or the violation, breach or termination of, or any default under, or the creation of Encumbrances on any Purchased Assets pursuant to the terms of any Law, or to enable Purchaser to own the Purchased Assets and continue the operation of the Business after the Closing Date in the manner presently conducted by Seller.

      3.6 Pending Litigation.  Except as disclosed on Schedule 3.6 hereto, there
          ------------------                          ------------
is no pending or, to Seller's knowledge, threatened Action, whether private or public, affecting Seller or the Business which could reasonably be expected to affect the enforceability of this Agreement or any of the Ancillary Agreements or which could reasonably be expected to materially and adversely affect the Business, the Purchased Assets or Seller's ability to consummate the transactions contemplated by or perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

      3.7 Capitalization of Seller.  The authorized capital stock of Seller
          ------------------------
consists of 100,000 shares of common stock, $.01 par value per share, of which 100,000 shares are issued and outstanding (the "Seller Stock"). Shareholder is
                                                ------------
the legal and beneficial owner of all of the Seller Stock. Other than this Agreement, and except as set forth on Schedule 3.7 hereto, there is not
                                      ------------
outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating Seller to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the Seller Stock or any other shares of the capital stock of Seller. Seller does not own, directly or indirectly, shares of capital stock of any other corporation or equity interest in any partnership, association, limited liability company or any other entity or business, nor does Seller control, directly or indirectly, any other corporation, association or business organization.

      3.8 Financial Statements and Other Information.  Seller has furnished to
          ------------------------------------------
Purchaser copies of (a) the unaudited balance sheets of Seller at September 30, 1997 and 1996 and the related statements of income for the periods then ended, and (b) Seller's unaudited balance sheet (the "Balance Sheet") of Seller at December 31, 1997 (the "Balance
                    -------------                                        -------
Sheet Date"), and the related statements of income for the 12-month period then
----------
ended (collectively, the "Financial Statements"). The December 31, 1997
                          --------------------
Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present in all material respects the financial condition of Seller as at the respective dates thereof and the results of operations of Seller for the respective periods covered by the statements of income contained therein. The September 30, 1996 and 1997 Financial Statements (i) have been prepared in accordance with modified cash-based accounting; (ii) are not materially misleading in any respect; and (iii) have been prepared consistent with past procedures. The Financial Statements are attached hereto as Schedule
3.8. All reserves made by Seller in the December 31, 1997 Financial Statements are appropriate and adequate for all known or anticipated liabilities.

     3.9  Undisclosed Liabilities.  Except as set forth on Schedule 3.9 hereto,
          -----------------------                          ------------
Seller has no liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) related to the Business or the Purchased Assets except for liabilities, obligations and commitments that are (a) reflected on the Balance Sheet, (b) under and pursuant to any Contract (other than by breach thereof by Seller or a predecessor-in-interest), and (c) incurred after the Balance Sheet Date in the ordinary course of business consistent with prior practice and consistent with the terms of this Agreement.

     3.10 No Materially Adverse Change.  Since the Balance Sheet Date, there
          ----------------------------
have been no changes in the financial condition or results of operation of the Business whether or not arising from transactions in the ordinary course of business, that individually or in the aggregate, have been, or could reasonably be expected to be, materially adverse to the financial condition or results of operation of the Business.

     3.11 Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
3.11 hereto, since the Balance Sheet Date the Business has been conducted in the
----
ordinary course of business and there has not been any:

          (a) Amendment to Seller's Articles of Incorporation or Bylaws; issuance of any shares of the capital stock of Seller; or issuance or creation of any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of Seller of any class have been or might be, directly or indirectly, authorized, issued or transferred;

          (b) Any increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors, partners or employees; the declaration, payment, commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person; the repayment by Seller of any loan from such person; or the payment by Seller of any accrued but unpaid salaries, distributions or any other payments, whether in cash or property, to any such person;

          (c) Change in accounting methods or practices by Seller (including, without limitation, any change in depreciation, amortization or valuation policies or rates or any change in billing and revenue recognition policies) or revaluation of any of its assets, liabilities or reserves reflected on the 1997 Financial Statements, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business;

          (d) Agreement entered into in connection with the Business other than in the usual and ordinary course of the Business; agreement entered into in the usual and ordinary course of the Business having a term of at least 12 months and not terminable without penalty by Seller on 30 days notice or less or involving an amount exceeding $20,000; or capital expenditure, or the incurring of any obligation to make any capital expenditure, by Seller in excess of $20,000;

          (e) Agreement entered into to provide technical contractors at other than a "times and material" basis or at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement;

          (f) Failure to pay or satisfy when due any obligation of Seller except where such failure would not materially and adversely affect Seller, the Business, its assets or its liabilities;

          (g) Amendment, rescission, expiration or termination of any of Seller's existing Contracts or agreements, including, without limitation, the lapse, expiration or termination of any insurance coverage;

          (h) Sale, transfer, disposal of or agreements to sell, transfer or otherwise dispose of, any material portion of the assets, properties or rights of Seller used in connection with the Business; destruction, damage to, or loss of any material portion of Seller's assets or properties (whether or not covered by insurance) used or useable in the Business; or disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property;

          (i) Labor dispute or other event or condition of any character adversely affecting the financial condition or results of operation of the Business; or

          (j) Agreement by Seller or Shareholder to do or cause any of the things described in clauses (a) through (i), above.

     3.12 Title to Purchased Assets.  Seller either owns or holds under leases
          -------------------------
or licenses all of the material properties used by it in the Business and all such properties are included in the Purchased Assets. Seller has good and indefeasible title to all of the Purchased Assets owned by it, and to its leased or licensed interests in all leased or licensed Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

     3.13 Condition and Possession of Purchased Assets.  Substantially all FF&E
          --------------------------------------------
included in the Purchased Assets is in good operating condition and repair, subject to reasonable wear and tear. Seller enjoys peaceful and undisturbed possession of all of the Purchased Assets. None of the Purchased Assets is subject to any commitment or other arrangement for their use by any Affiliated Party of Seller or Shareholder or any third party. EXCEPT AS EXPRESSLY SET FORTH ABOVE, NEITHER SELLER NOR SHAREHOLDER MAKES ANY WARRANTIES, EXPRESS

OR IMPLIED, WITH RESPECT TO THE CONDITION OF ANY TANGIBLE ASSET, ALL SUCH WARRANTIES AND REPRESENTATIONS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED, AND THE TANGIBLE, PURCHASED ASSETS ARE TO BE CONVEYED AS IS.

     3.14 Receivables and Unbilled Receivables.  Attached hereto as Schedules
          ------------------------------------                      ---------
2.1(e) and 2.1(f) are true and complete lists of the Receivables and Unbilled
------     ------
Receivables as of the business day immediately preceding the Closing Date. Except to the extent collected since the Balance Sheet Date, all receivables are reflected on the Financial Statements and Schedule 2.1(e), and all Receivables
                                          ---------------
and Unbilled Receivables accruing or created after the Balance Sheet Date are
(a) valid bona fide claims against debtors for sales or other charges, and (b) to Seller's Knowledge, subject to no defenses, set-offs or counterclaims. As of the date hereof, Seller has no reason to believe that the Receivables and Unbilled Receivables are not collectible in accordance with their terms.

     3.15 Leases.  Schedule 3.15 hereto sets forth a true, correct and complete
          ------   -------------
list of all leases, subleases, licenses and other occupancy or lease agreements under which Seller leases, subleases, licenses, occupies or uses any tangible property (real or personal) included in the Purchased Assets (the "Leases"). To
                                                                   ------
the knowledge of Seller, all of the Leases are in good standing, legal, valid, binding and in full force and effect. To the knowledge of Seller, there is not under any of such Leases any existing material default, violation or breach by Seller or event or condition which after notice or lapse of time or both would constitute a material default, violation or breach by Seller. Seller has provided or made available to Purchaser true and correct copies of all Leases.

     3.16 Contracts.
          ---------

          (a) Schedule 3.16 hereto contains a complete and correct list of all
              -------------
Contracts (other than Excluded Assets or Excluded Liabilities), whether written or oral, (i) to which Seller is a party or by which it is bound, (ii) which are currently in force, and (iii) pursuant to which Seller has ongoing rights or obligations in connection with the Business, excluding (A) contracts or commitments to sell, lease or otherwise dispose of any assets, properties or business in the ordinary course, which do not involve payments or receipts or receipts of more than $20,000, or (B) other contracts which are terminable on at least thirty (30) days prior written notice and do not involve payments or receipts, in the aggregate, of more than $20,000 in any one year, but expressly including the following contracts:

              (i) Mortgages, indentures, security agreements, and other agreements and instruments relating to the borrowing of money by, or any extension or credit to, Seller;

              (ii)  Sales agency or marketing agreement;

              (iii) Agreements or commitments for capital expenditures;

              (iv)  Contracts with customers;

              (v)   Contracts with Lawson Associates, Inc. ("Lawson");
                                                             ------

            (vi) Partnership, joint venture, strategic alliances or other arrangements or agreements involving a sharing of profits or expenses;

            (vi) Contracts or commitments to sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of business;

            (vi) Contracts with any predecessor-in-interest to the Business, or pursuant to which Seller integrated any other business into the Business, whether by merger, purchase or sale of assets of stock, or otherwise; and

            (ix) Contracts or commitments limiting the freedom of Seller or Shareholder to compete in any line of business or in any geographic area or with any person;

       (b)  Schedule 3.16 hereto sets forth a correct and complete list of the
            -------------
20 largest customers (by sales volume) (the "Major Customers") of the Business
                                             ---------------
during the 12-month period ended at the Balance Sheet Date, indicating the sales to such Major Customers within such period and any existing contractual arrangements with each such Major Customer. As of December 31, 1997, Seller had no outstanding Contracts with customers requiring payments or credits in excess of $20,000, except for those listed on Schedule 3.16 hereto. To Seller's
                                       -------------
knowledge, there are no outstanding disputes with any Major Customer, and no Major Customer has refused to do business with Seller or has stated its intention not to continue to do business with Seller or Purchaser upon consummation of the transactions contemplated hereby. To Seller's knowledge, no customer account is being audited by a customer. Except as set forth on
Schedule 3.16 hereto, no existing contractual arrangement with a customer
-------------
contains any terms other than at a "times and material" basis or at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement;

       (c) As of the Balance Sheet Date, Seller had no outstanding Contracts with suppliers or vendors requiring payments in excess of $20,000 on an annualized basis except those listed on Schedule 3.16 hereto.
                                        -------------

       (d)  Seller's Contracts with Lawson are described on Schedule 3.16, are
                                                            -------------
in full force and effect, and, to Seller's knowledge, neither Seller nor Lawson is in material default with respect to any of its obligations under any of such Contracts. Lawson has not notified Seller of any claims against Seller or of its termination of any of such Contracts. At least two of the Transferred Employees are certified on products maintained, distributed, produced or otherwise serviced by Lawson.

  3.17 Intellectual Property.  Seller owns, has a license for, or rightfully
       ---------------------
possesses all of the Intellectual Property necessary for the operation of the Business as presently conducted, without any known conflict with the rights of others. Attached hereto as Schedule 3.17 is a list of all of the material
                            -------------
Intellectual Property, including without limitation, all trade names, trademarks, copyrights and patents, any and all applications and registrations pertaining thereto, trade secrets, inventions know-how and formulae. Except as set forth on Schedule 3.17 hereto, there are no outstanding options, licenses or
             -------------
agreements of any kind relating to Seller's grant of any of its right, title and interest in and to any such Intellectual Property, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the proprietary rights of any other person or entity. Seller has not received any communication alleging that it has violated or, by conducting the Business, would violate any of the proprietary rights of any other person or entity. Seller has no knowledge of any infringement by any third parties on any of the rights of Seller in the Intellectual Property; provided, that Seller makes no warranties that its rights in any Intellectual Property are exclusive of the rights of others.

  3.18 Books and Records.  Seller has made and kept (and given Purchaser or
       -----------------
its Representatives access to) the Books and Records pertaining to the Business, which, in reasonable detail, accurately and fairly reflect, in all material respects, the activities and transactions of Seller related to the Business, the Purchased Assets, the Assumed Liabilities and the financial condition of Seller and the Business.

  3.19 Insurance.  Attached as Schedule 3.19 hereto is a true and complete
       ---------               -------------
list and summary of all insurance currently maintained by Seller with respect to the Business or the Purchased Assets. Seller has provided Purchaser with true and correct copies of all such insurance policies. Seller has not agreed to modify or cancel any of such insurance, nor has Seller or Shareholder received notice of any actual or threatened modification or cancellation of such insurance. The parties anticipate that Buyer will obtain its own insurance with respect to the ongoing operations of the Business from and after the Closing.

  3.20 Permits.  Attached hereto as Schedule 3.20 is a list of all Permits,
       -------                      -------------
if any, held by Seller with respect to the operation of the Business, true and complete copies of which have been furnished to Purchaser.

  3.21 Employees and Contractors.  Attached hereto as Schedule 3.21 is a list
       -------------------------                      -------------
of the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation, whether paid or accrued, date of hire and location of all the present employees, contractors and agents of Seller who provide services in connection with the Business. Except as set forth on Schedule 3.21, none of such persons has received an increase in
                -------------
salary or other compensation from Seller since the Balance Sheet Date. Except as set forth on Schedule 3.21, there are no employment or consulting contracts
                -------------
or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements which constitute contractual obligations of Seller not terminable on 14 days' notice. There are no collective bargaining agreements with any union or other bargaining group for any of Seller's employees, and Seller has no knowledge of any efforts by its employees or contractors to organize or participate in any of the foregoing. To Seller's knowledge, no employee or contractor is in violation of any of its obligations to, or any employment agreement with, a prior employer. No key employee or contractor of Seller has left Seller since the Balance Sheet Date and no current key employee or contractor has notified Seller of any present or future intention to terminate his or her employment with Seller. Seller has made available to Purchaser true and correct copies of all performance reviews conducted of the persons set forth on Schedule 3.21 to the extent Seller has
                                      -------------
copies of the same in its records.

  3.22 Labor Matters.  Seller has complied with all provision of Law
       -------------
pertaining to the employment of employees and the hiring and terminating of contractors, including, without limitation all such Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, classifications as employees or independent contractors, COBRA, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts, and Seller is not engaged in any unfair labor practices or is a party to any Action involving a violation or alleged violation of any of any of the foregoing Laws. Except as set forth on
Schedule 3.6 hereto, there are no pending or, to Seller's knowledge, threatened
------------
Actions against Seller by any employee or contractor with respect to any matter arising out of, relating to or in connection with such employee's or contractor's employment by Seller.

  3.23 Employee Benefits.  Except as set forth on Schedule 3.23 hereto, there
       -----------------                          -------------
are no pension, bonus, profit sharing, stock option or employee benefit plans maintained by Seller or to which Seller contributes or is required to contribute. All such plans set forth on Schedule 3.23 hereto, and their related
                                         -------------
trusts, if any, comply with the provisions of and have been administered in compliance with the provisions of ERISA, and all other applicable Laws.

  3.24 Compliance with Laws.  To Seller's knowledge, Seller's operation of
       --------------------
the Business and ownership and/or use of the Purchased Assets is in compliance with all Laws (including, but not limited to, environmental Laws). Seller has not received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law.

  3.25 Transactions with Affiliated Parties.  Except for the provisions of
       ------------------------------------
compensation and benefits by Seller to Shareholder as an employee of Seller, and distributions by Seller to Shareholder in his capacity as a shareholder of Seller, attached hereto as Schedule 3.25 is a true and complete list and
                           -------------
description of all transactions engaged in between Seller and any director, officer, employee, shareholder (including Shareholder) or agent of Seller or, to Seller's knowledge, any of their spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership in which any such person or party owns an interest (all such persons, trusts, corporations and partnerships being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party").
                 ------------------                          ----------------
Except as described on Schedule 3.25 hereto, no Affiliated Party of Seller owns
                       -------------
or has any interest in, directly or indirectly, any of the Purchased Assets. To Seller's and Shareholder's knowledge, no Affiliated Party has any ownership interest, directly, indirectly or beneficially, in any competitor or potential competitor, supplier or customer of Seller.

  3.26 Taxes.
       -----

       (a) All federal, state and other Tax Returns of Seller required by Law to be filed have been duly filed on a timely basis or properly extended. All Tax Returns filed or to be filed with respect to all fiscal periods through and including the fiscal year ended September 30, 1996 by Seller are true, correct and complete in all material respects and no Taxes (other than those already paid or reserved for with respect to such Tax returns) are or will be required to be paid. True and correct copies of all Tax Returns for the years ended September 30, 1995 and September 30, 1996 have been provided to Purchaser. All Taxes which are due and payable by Seller have been paid in full and all deposits required by Law to be made by Seller with respect to any such Taxes have been duly made.

       (b)  Schedule 3.26 hereto lists each jurisdiction in which Seller is
            -------------
required to file Tax Returns in connection with the conduct of the Business. Except as set forth on Schedule 3.26 hereto, Seller is not delinquent in the
                       -------------
payment of any Taxes nor does Seller have any Tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency of claim. Except for the federal income Tax Return of Seller for the year ended September 30, 1997 (which has been extended), there is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to Seller, or any waiver or agreement by Seller for the extension or the assessment of any Tax.

       (c) The charges, accruals and reserves on the consolidated books of Seller in respect of federal, state and local Taxes for all periods since the fiscal year ended September 30, 1997, and in respect of other Taxes for all outstanding periods, are adequate and neither Seller is aware of any additional assessments for such years or any basis therefor.

  3.27 Certain Payments. Neither Shareholder nor, to Shareholder's knowledge,
       ----------------
Seller or any other person who is an employee, representative, agent or affiliate of Seller has (a) made any unreported political contributions, or (b) made or received any illegal payments to or from any person or entity (a "Third Party"), or any Representative, of any such Third Party, in consideration of any business or transaction which Seller has done, or proposed to do, with such Third Party or any business or transaction which such Third Party has done, or proposed to do, with Seller; provided, that this warranty does not cover or extend to meals or other reasonable entertainment, from time to time, provided by Seller or Shareholder in connection with the Business.

  3.28 No Finder.  Neither Seller nor any person or entity acting on its
       ---------
behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary other than GulfStar Group, Inc. on account of the transactions contemplated herein.

  3.29 Securities Law Matters.  Seller is acquiring the Initial DPRC Shares
       ----------------------
and the Additional DPRC Shares (collectively, the "Seller's Shares") for its
                                                   ---------------
account, and not with a view to any sale, distribution or disposition in violation of any federal or state securities Laws. Seller has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents, about Purchaser which Seller deems necessary to evaluate the merits and risks related to its investment in Seller's Shares and such Seller understands and has taken cognizance of all risk factors related to such transactions. Seller can afford to bear the economic risk of holding the unregistered Seller's Shares for an indefinite period of time, can afford to suffer a complete loss of its investment in Seller' Shares, and Seller has adequate means for providing for its needs and contingencies. Seller acknowledges that Seller's Shares will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired directly from Purchaser in a transaction not involving a public offering and that all certificates and instruments evidencing Seller' Shares will bear the following legends in addition to any other legend that may be required under the Escrow Agreement:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE
          NOT  BEEN  REGISTERED  OR  QUALIFIED  UNDER   THE
          SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  THE
          SECURITIES OR BLUE SKY  LAWS OF CALIFORNIA OR ANY

           OTHER STATE AND MAY BE OFFERED AND SOLD ONLY IF
           REGISTERED   AND  QUALIFIED   PURSUANT  TO  THE
           RELEVANT   PROVISIONS   OF  FEDERAL  AND  STATE
           SECURITIES OR BLUE SKY  LAWS OR IF AN EXEMPTION
           FROM  SUCH  REGISTRATION  OR  QUALIFICATION  IS
           APPLICABLE.

     3.30 Full Disclosure.  No representation, warranty or other statement of
          ---------------
Seller contained in this Agreement or any of the Ancillary Agreements is false or materially misleading or contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading..

     3.31 Seller's Knowledge.  When the term "Seller's knowledge or
          ------------------
Shareholder's knowledge" is used in this Agreement, such term shall mean the current actual knowledge of Shareholder.

     3.32 No Other Warranties or Representations.  Except for the warranties and
          --------------------------------------
representations set forth in Sections 3.1 through 3.31, above, and the representations of Shareholder set forth in Sections 4.1 through 4.6, below, neither Seller nor Shareholder makes any warranties or representations whatsoever, whether express or implied. Neither Seller nor Shareholder makes any warranties or representations with respect to that certain Confidential Memorandum prepared by GulfStar Group and/or Seller and previously provided to Purchaser, including, without limitation, any projections relating to future financial performance of the Business.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
                 ---------------------------------------------

     Shareholder represents and warrants to Purchaser that the following statements are true and correct and not materially misleading as of the Effective Date:

     4.1  Authorization.  Shareholder has full power, authority and legal right
          -------------
and capacity to enter into this Agreement and each of the Ancillary Agreements to which he is a party, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2  Due Execution and Delivery; Binding Obligations.  This Agreement and
          -----------------------------------------------
each of the Ancillary Agreements have been duly executed and delivered by Shareholder, to the extent he is a party hereto and thereto. This Agreement and each of the Ancillary Agreements constitute the legal, valid and binding agreements and obligations of Shareholder, to the extent he is a party hereto and thereto, enforceable against him in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

      4.3  No Conflict or Violation.  Assuming the Seller Required Consents are
           ------------------------
obtained and all indebtedness of Seller for borrowed money is repaid at the Closing, neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which Shareholder is a party, nor his consummation of the transactions contemplated hereby or thereby, nor the fulfillment of, or compliance with the terms and conditions of any of the foregoing, will result in
(a) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any material contract, agreement, instrument, license, Encumbrance or Permit to which he is a party or by which his assets are bound or affected, or (b) to Shareholder's knowledge, a violation of any Law, order, judgment, writ, injunction, decree or award to which he is subject or a party to or by which he or his assets are bound.

      4.4  Consents and Approvals.  Except for the Seller Required Consents, no
           ----------------------
consent, permit, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or to Shareholder's knowledge, any other person or entity, is required to be obtained or made by Shareholder in connection with his execution, delivery and performance of this Agreement and any of the Ancillary Agreements to which he is a party or the consummation of the transactions contemplated hereby or thereby in accordance with the provisions hereof and thereof.

      4.5  Seller's Representations and Warranties.  All of the representations
           ---------------------------------------
and warranties of Seller contained herein and in each of the Ancillary Agreements to which it is a party are true and correct and not materially misleading.

      4.6  Full Disclosure. No representation, warranty or other statement of
           ---------------
Seller or Shareholder contained in this Agreement or any of the Ancillary Agreements is false or materially misleading or contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

      Purchaser represents and warrants to Seller that the following statements are true and correct and not materially misleading as of the Effective Date and will be true and correct and not materially misleading at all times thereafter up to and including the Closing Date:

      5.1  Organization.  Purchaser is a corporation duly incorporated, validly
           ------------
existing and in good standing under the Laws of the State of California. Purchaser has the requisite corporate power and authority to own and operate its business and to carry on its business as presently conducted.

      5.2  Authorization. Purchaser has the requisite corporate power, authority
           -------------
and legal right and capacity to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser to make this Agreement and the Ancillary Agreements to which it is a party valid and binding upon Purchaser in accordance with their respective terms.

      5.3  Due Execution and Delivery; Binding Obligations.  This Agreement and
           -----------------------------------------------
each of the Ancillary Agreements have been duly executed and delivered by Purchaser, to the extent Purchaser is a party hereto or thereto. This Agreement and each of the Ancillary Agreements constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

      5.4  No Conflict or Violation.  Assuming the Purchaser Required Consents
           ------------------------
are obtained, neither the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, Purchaser's charter documents, any subscription, shareholders' or similar types of agreements or understandings, or any credit facility or other financing document to which Purchaser is a party; (b) to Purchaser's knowledge, a violation by Purchaser of any Law; or (c) to Purchaser's knowledge, a violation by Purchaser of any order, judgment, writ, injunction decree or award to which Purchaser is a party.

      5.5  Consents and Approvals.  Except as set forth on Schedule 5.5 hereto
           ----------------------                          ------------
(the "Purchaser Required Consents"), no consent, permit, approval or
      ---------------------------
authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or to Purchaser's knowledge, any other person or entity is required to be made or obtained by Purchaser by virtue of its execution, delivery and performance of this Agreement, any of the Ancillary Agreements or Purchaser's consummation of the transactions contemplated hereby or thereby.

      5.6  Financial Statements and Other Information.  Purchaser has furnished
           ------------------------------------------
or made available to Seller copies of its annual report and Form 10-K for the fiscal year ended July 31, 1997, as well as its Form 10-Q for the quarter ended October 31, 1997 (collectively, the "Purchaser Reports"). The financial
                                     -----------------
statements set forth in the Purchaser Report dated October 31, 1997 (the "Most
                                                                          ----
Recent Purchaser Report") fairly present the financial condition and results of
-----------------------
operations of Purchaser as of, and for the periods ended on, the dates set forth in such Purchaser Report. As of their respective dates of filing, each of the Purchaser Reports was true, correct, complete and accurate in all material respects and was not materially misleading in any respect.

      5.7  Compliance with Securities Laws.  Purchaser has complied in all
           -------------------------------
material respects with all applicable securities Laws pertaining to the issuance of all of its currently outstanding capital stock and has fully and timely filed all material reports and filings required by applicable securities Laws.

      5.8  No Material Adverse Change.  Since the date of the Most Recent
           --------------------------
Purchaser Report, there has been no material adverse change in the financial condition or results of operations of Purchaser.

     5.9  Financing Available for Additional Consideration.  Purchaser
          ------------------------------------------------
reasonably anticipates, although no assurances can be given, that on each of the Additional Consideration Payment Dates, Purchaser shall have cash in hand and/or financing arrangements in place through institutional lenders in an amount sufficient to pay all sums due to Seller on such date.

     5.10 Purchaser's Investigation.  Purchaser has had the opportunity to
          -------------------------
review the Schedules, talk with representatives of Seller's customers and Lawson, talk with Seller's employees, and review Seller's Books and Records prior to the execution of this Agreement and is not aware of any facts or circumstances which would violate any of the warranties or representations of Seller or Shareholder in this Agreement.


                                   ARTICLE 6
                                  THE CLOSING
                                  -----------

     6.1  Closing.  The closing of the sale and purchase of the Purchased Assets
          -------
(the "Closing" or "Closing Date") shall take place at the offices of Graves,
      -------      ------------
Dougherty, Hearon & Moody, 515 Congress Avenue, Austin, Texas at 10:00 a.m. local time on the Effective Date.

     6.2  Seller's Obligations.  Seller and Shareholder are hereby delivering to
          --------------------
Purchaser the following:

          (a) The Bill of Sale in the form of Exhibit G hereto and such other
                                              ---------
instruments of transfer which shall be reasonably necessary to transfer to Purchaser all of Seller's right, title and interest in and to the Purchased Assets, all in form and substance reasonably satisfactory to Purchaser and duly executed by Seller;

          (b) The Assignment and Assumption Agreement in the form of Exhibit H
                                                                     ---------
hereto (the "Assignment and Assumption Agreement"), duly executed by Seller;
             -----------------------------------

          (c) Properly executed and acknowledged titles and other instruments of transfer to all Vehicles;

          (d) Such evidence which Seller shall possess of the Seller Required Consents having been obtained (to the extent they have been obtained);

          (e) The Escrow Agreement referred to in Section 2.6, above, duly executed by Seller and the Escrow Agent;

          (f) An executed employment agreement from Michael G. McCarthy in the form of Exhibit I hereto (the "Executive Employment Agreement");
        ---------              ------------------------------

          (g) The employment agreements in substantially the form attached hereto as Exhibit J (the "Other Employment Agreements"), duly executed by Seller
          ---------       ---------------------------
and each of the following persons: John Davidson, Ruth Davidson and Robert
Harris;

          (h) The registration rights agreement in the form of Exhibit K hereto
                                                               ---------
(the "Registration Rights Agreement"), duly executed by Seller and the Escrow
      -----------------------------
Agent;

          (i) An originally executed amendment to Seller's Articles of Incorporation, for filing by Purchaser, amending Seller's Articles of Incorporation to amend the name of such Seller to a name other than "S3G, Inc.," "Spectrum Software Services Group, Inc." or any variant thereof;

          (j) A legal opinion from Graves, Dougherty, Hearon & Moody, P.C., counsel for Seller, dated the Closing Date, in the form attached as Exhibit L.
                                                                    ---------

          (k) A search for UCC-1 filings, federal Tax liens and state Tax liens on file in the office of the Secretary of State of the State of Texas. Seller shall deliver the search to Purchaser before the Closing, as well as any UCC termination statements or other documents required to terminate any liens created by the UCC-1 filings to the extent the same pertain to the Purchased Assets; and

          (l) All Books and Records and other data relating to the Business (which shall be delivered at the offices of Seller).

      6.3 Purchaser's Obligations.  Purchaser is hereby delivering to Seller the
          -----------------------
following:

          (a) The Assignment and Assumption Agreement, duly executed by
Purchaser;

          (b) Cash by wire transfer to Seller's account, in the amount set in
Section 2.5(a)(ii) hereto, as contemplated under Section 2.5(a)(ii), above;

          (c) A letter to U.S. Stock Transfer Co., instructing it to deliver to
(i) the Escrow Agent, on behalf of Seller, stock certificates certifying that Seller is the record holders of the Escrow Shares, and (ii) to Seller, stock certificates certifying that Seller is the record holder of the remaining Initial DPRC Shares, as contemplated under Sections 2.5(a)(iii) and 2.6, above;

          (d) Cash by wire transfer to Seller's and Shareholder's accounts, in the amount set forth opposite each of such person's name on Schedule 2.5(a)(iv),
                                                            -------------------
hereto, as contemplated by Section 2.5(a)(iv), above;

          (e) Such evidence when Purchaser shows proof of the Purchaser Required Consents having been obtained (to the extent they have been obtained);

          (f) The Escrow Agreement referred to in Section 2.6, above, duly executed by Purchaser;

          (g) The Executive Employment Agreement and the Other Employment Agreements, duly executed by Purchaser;

          (h) The Registration Rights Agreement, duly executed by Purchaser; and

          (i) The opinion of Purchaser's counsel, Riordan & McKinzie, in the form of attached as Exhibit M.
                    ---------


                                   ARTICLE 7
                                  POST CLOSING
                                  ------------

      7.1 Survival of Representations and Warranties.  Regardless of any
          ------------------------------------------
investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing Date for a period of two years, except all representations and warranties with respect to ownership of the Purchased Assets shall survive indefinitely and all representations and warranties regarding Tax matters shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations (each, a "Survival Date").
          -------------

      7.2 Indemnification Obligations.
          ---------------------------

          (a) Indemnification by Seller and Shareholder.  From and after
              -----------------------------------------
Closing, Seller and Shareholder, jointly and severally, shall indemnify, defend and hold harmless Purchaser and any of its affiliates and their respective Representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, "Purchaser Representatives"), and shall
                                       -------------------------
reimburse Purchaser and any of its affiliates and Purchaser Representatives, on demand, for any Damages resulting from any of the following:

               (i)    The Excluded Liabilities;

               (ii) Any breach or default in the performance by Seller or Shareholder of any covenant or agreement of Seller or Shareholder contained herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Seller or Shareholder pursuant hereto or thereto;

               (iii) Any breach of warranty or inaccurate or erroneous representation made by Seller or Shareholder herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Seller or Shareholder pursuant hereto or thereto; or

               (iv) Purchaser's failure to comply with any applicable bulk sale or transfer Law.

          (b)  Indemnification by Purchaser.  From and after Closing, Purchaser
               ----------------------------
shall indemnify, defend and hold harmless Seller and Shareholder, and any of their affiliates and their respective Representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, "Seller
                                                                         ------
Representatives"), and shall reimburse Seller and Shareholder, and any of their
---------------
respective affiliates and Seller Representatives, on demand, for any Damages resulting from any of the following:

               (i)    The Assumed Liabilities;

               (ii) Any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto or thereto;

               (iii) Any breach of warranty or inaccurate or erroneous representation made by Purchaser herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto or thereto; or

               (iv) The operation of the Business by Purchaser on or after the Closing Date.

          (c)  Notice of Claims for Indemnity.  Whenever a claim for Damages
               ------------------------------
shall arise for which one party ("Indemnitee") shall be entitled to
                                  ----------
indemnification hereunder, Indemnitee shall notify the other party ("Indemnitor") in writing as soon as practicable following receipt of notice of
  ----------
such claim, and in any event within such shorter period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnity rights, including the estimated amount of Damages.

          (d)  Claims Between the Parties.  Upon receipt of any request for
               --------------------------
indemnification with respect to a claim by Indemnitee directly against Indemnitor (rather than to a claim for indemnification with respect to a claim brought against Indemnitee by a third party), Indemnitor shall, within 30 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to such indemnification request, or
(b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 30-day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. If Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Travis, State of Texas, if Purchaser (or a Purchaser Representative) is Indemnitee, and (ii) Orange County, California, if Seller or a Shareholder (or a Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor.

          (e)  Indemnification With Respect to Third Party Claims.  Upon receipt
               --------------------------------------------------
by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee with respect to which Indemnitee requests to be indemnified by Indemnitor, Indemnitor shall, within 20 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to assume the defense of such third party claim, or (b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such third party claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 20 day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. In the event Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Travis, State of Texas, if Purchaser (or a Purchaser Representative) is Indemnitee, and (ii) Orange County, California, if Seller or a Shareholder (or a Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor. In the event it is determined that Indemnitor is required to indemnify Indemnitee, Indemnitor shall assume the defense of such third party claim with counsel reasonably satisfactory to Indemnitee, and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor has agreed to indemnify Indemnitee and has assumed the defense of any such third party claim, (A) Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee, and (B) Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that, to the extent that such settlement
                     --------  -------
requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee. If Indemnitor does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice at Indemnitor's expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of Indemnitor's obligations hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice until such time as Indemnitor's obligations hereunder are determined; provided, however,
                                                           --------  -------
that Indemnitor shall not be liable hereunder for any settlement of such claim without Indemnitor's prior written consent unless and until it is determined that Indemnitor is obligated hereunder to provide indemnification with respect thereto and refuses or fails to assume the defense of such claim.

          (f)  Rights Under Escrow Agreement. To the extent that any claims for
               -----------------------------
indemnification under this Section 7 are (i) not contested by Seller or Shareholder as set forth above, or (ii) finally adjudicated by arbitration as provided above, Purchaser shall have the right to satisfy and discharge the same by payment, compromise or otherwise, in accordance with the procedures set forth in the Escrow Agreement. The rights, benefits, privileges, liabilities, obligations and commitments of Purchaser, Seller and Shareholder, under and pursuant to the Escrow Agreement are more specifically described therein and incorporated herein by this reference.

          (g)  Limitations on Warranty Claims.   Notwithstanding anything to the
               ------------------------------
contrary in Sections 7.2(a) and (b), above, the parties agree that Indemnitor shall not be obligated to indemnify Indemnitee for any Damages caused by or arising out of, and Indemnitee shall not be entitled to make any claim for Damages due to, any breach of warranty or inaccurate or erroneous representation made by Indemnitor herein (other than ownership of the Purchased Assets and Tax matters), in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of Indemnitor pursuant hereto or thereto (collectively, "Warranty Claims"), unless and until the amount of all claims for
                ---------------
Damages caused by or arising out of Warranty Claims, in the aggregate, shall be equal to $100,000, in which case Indemnitee shall indemnify Indemnitor for all Damages then sustained or incurred by Indemnitor including such initial $100,000 in Damages. The rights of indemnification under this Article 7 shall be the sole remedy of the parties with respect to any breach of a warranty set forth in this Agreement or any Ancillary Agreement.

          (h)  Excluded Liabilities.  The parties acknowledge that Purchaser has
               --------------------
asked for and received certain warranties and representations from Seller in Sections 3.1 through 3.29, above, which may cover or pertain to certain of the Excluded Liabilities. Purchaser and Seller agree that, notwithstanding anything set forth in this Agreement to the contrary, in the event that any of the warranties or representations of Seller would otherwise be breached or violated solely as the result of the existence of a liability constituting an Excluded Liability, no "Damages" as defined in this Agreement, shall be deemed to occur in the event that Seller or Shareholder defended Purchaser against such Excluded Liability, and such Excluded Liability is paid by Seller or Shareholder in accordance with its terms or promptly following receipt by Seller of notice of its existence or after any appropriate contest of such liability (in which Purchaser is not a party) is finally resolved.

      7.3 Extent of Operational Autonomy.  Purchaser hereby acknowledges
          ------------------------------
Shareholder's need to retain reasonable autonomy in making operational and financial decisions regarding the conduct of the Business during the 1998 calendar year in order to earn the Additional Consideration. Shareholder acknowledges, however, that Shareholder's autonomy will necessarily be subject to such limitations and controls as may be appropriate (i) in light of the Business' status as a division within a public company, and (ii) to ensure appropriate oversight of the Business' activities. Accordingly, Purchaser agrees to not unreasonably interfere with Shareholder's operation of the Business during the 1998 calendar year so as to adversely impact his ability to earn the Additional Consideration, subject, however, to (A) providing for the achievement of specified minimum performance levels (e.g., revenues, gross margins and operating profits) which, if not met, may justify involvement by Purchaser in the operation of the Business, (B) setting operational standards to ensure that the long-term prospects of the Business are not being sacrificed for short term gains (e.g., establishing marketing and equipment maintenance budgets), (C) ensuring coordination of the Business' operations with those of Purchaser (e.g., establish requirements for budgeting, financial reporting and working capital management), and (D) ensuring that the Business complies with all applicable Laws, as reasonably determined by Purchaser.

      7.4 Stock Options.  At the next meeting of the Compensation Committee of
          -------------
Purchaser after the Closing Date, each of the persons set forth on Schedule 7.4
                                                                   ------------
hereto shall be granted, under Purchaser's 1994 Stock Option Plan, as amended (the "Plan"), options to purchase the number of shares of DPRC Common Shares set
      ----
forth opposite such person's name on Schedule 7.4 hereto.  The
                                     ------------
exercise price of each such option shall be the fair market value of the DPRC Common Shares at the date of grant, as determined by the Plan (i.e., the closing price of the DPRC Common Shares for the last preceding day on which Purchaser's shares were traded).

      7.5 Employees and Contractors.  Seller acknowledges that, effective
          -------------------------
immediately after the Closing, Purchaser intends to hire all or substantially all of Seller's employees and contractors who work primarily for the Business, as Purchaser's employees and contractors on terms and conditions which are, in the aggregate, no less favorable than those provided by Seller as of the Closing Date, including, without limitation, employee benefit plans and benefit arrangements which, in the aggregate, are at least comparable to such employee benefit plans and benefit arrangements as are currently provided by Seller to the Transferred Employees. Seller will cooperate fully in providing the necessary information or to perform any other duties as may be reasonably requested by Purchaser to accomplish this result. Any current employee or contractor of Seller who shall be hired by Purchaser shall be referred to herein as a "Transferred Employee." Each Transferred Employee shall be terminated by
      --------------------
Seller immediately prior to the Closing Date and deemed a "new hire" by Purchaser. Purchaser shall take such reasonable actions as are necessary to allow employees of Seller to participate in the benefit programs of Purchaser or, to the extent permitted by, and subject to compliance with, applicable Law, continue the plans of Seller (as assumed by Purchaser) as Shareholder may determine through June 30, 1998, and, after June 30, 1998, Purchaser may determine after first consulting with Shareholder. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by its benefit programs or applicable Law, Purchaser shall give full credit for eligibility, vesting and benefit accrual for each participant's period of service with Seller and, if necessary to give such credit, shall amend its benefit programs. It is the intention of the parties that the benefit programs applicable to the Transferred Employees after the Closing, either be identical to the benefit programs existing prior to the Closing or resemble the same benefit programs as reasonably possible.

      7.6 Further Assurances.  Seller, at any time on or after the Closing Date,
          ------------------
will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by Purchaser, and will take any other action that may be requested by Purchaser, for the purpose of assigning, transferring, granting, conveying and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

      7.7 Expenses.  Seller will be solely responsible for and bear all of their
          --------
respective cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. Purchaser will be solely responsible for and bear all of its cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS
                            ------------------------

      8.1 Entire Agreement.  This Agreement, together with the agreements
          ----------------
referred to herein and in the Schedules and Exhibits hereto and thereto, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement (including, without limitation, the letter of intent between the parties dated December 5, 1997) are contained in this Agreement, in the Schedules and Exhibits to this Agreement, and the documents referred to or implementing the provisions of this Agreement. This is an integrated agreement.

      8.2 Governing Law.  The validity, construction and performance of this
          -------------
Agreement, and any Action arising out of or relating to this Agreement (except for any disputes relating to the Noncompetition Agreement, the Employment Agreement and the Other Employment Agreements), shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California. The validity, construction and performance of the Noncompetition Agreement, the Employment Agreement and the Other Employment Agreements, and any Action arising out of or relating to any of the foregoing, shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of Texas. Each party agrees to accept service of process in any such Action in the manner provided for in Section 8.7, below.

      8.3 Interpretation.  The language in all parts of this Agreement and each
          --------------
of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement. All information of a party contained in such party's Schedules hereto shall be deemed integrated into and disclosed in all of such party's other Schedules, without the necessity of any cross reference.

      8.4 Dispute Resolution.  Except to the extent that a specific dispute
          ------------------
resolution mechanism is specified in this Agreement, the parties agree that all controversies or claims arising out of or relating to this Agreement or the Ancillary Agreements shall be resolved as follows:

          (a) The parties will first attempt in good faith to promptly resolve any such controversy or claim by negotiations between senior executives of such parties who have the actual authority to settle the controversy. The disputing party shall give the other party and, if applicable, the Escrow Agent, written notice of the dispute. Within 20 days after receipt of such notice, the receiving party shall submit to the other and, if applicable, the Escrow Agent, a written response. The notice and response shall include (i) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (ii) the name and title of the executive who will represent that party. The executive shall meet at a mutually acceptable time and place within 30 days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.

          (b) If the matter has not been resolved by the disputing parties within 60 days after the disputing party's notice, or if the party receiving such notice will not agree to meet with the disputing party within 30 days after its receipt of such notice, either party may initiate mediation of the controversy or claim in accordance with the Commercial Mediation Rules of the American Arbitration Association.

          (c) If the matter has not been resolved pursuant to the mediation procedure referred to in Section 8.4(b), above, within 60 days of the initiation of such procedure, or if either party will not participate in a mediation, then the aggrieved party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, provided, further, that the arbitration
              ---                   --------  -------
provisions of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the AAA rules. To the extent, and only to the extent, that the particular dispute is to be determined by arbitration hereunder, each party knowingly waives that party's right to a jury trial with respect to such dispute by agreeing to the resolution of such dispute by arbitration pursuant to the provisions of this Agreement.

               (i)   Binding Affect.  No later than 60 days from the date of
                     --------------
closing of the arbitration hearing, or, if an oral hearing has been waived, from the date of transmitting final statements and proofs to the arbitrator, the arbitrator shall prepare and provide to the parties a written decision (the "Decision") on all matter(s) which are the subject of the arbitration, including
 --------
the findings of fact and the conclusions of law which are the basis of the Decision of the arbitrator. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding brought in such jurisdiction; provided, however, that the arbitrator shall not
                              --------  -------
have the power to grant punitive damages. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The Decision shall be binding upon the parties.

               (ii)  Compensation of Arbitrator.  Any such arbitration shall be
                     --------------------------
conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties and by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

               (iii) Selection of Arbitrator.  The parties shall use their best
                     -----------------------
efforts to agree upon a mutually satisfactory arbitrator. If, however, the parties are unable to agree upon the arbitrator, then the AAA shall have the authority to select an arbitrator from a list of arbitrators who are partners in a major law firm; provided, however, that neither the law firm nor the
                  --------  -------
individual arbitrator shall be a firm or individual that has within the last three years rendered, or is then rendering, services to any party or, also in the case of a law firm, a firm or an individual lawyer, who has appeared, or is then appearing, as counsel of record in opposition to any party; provided,
                                                                 --------
further, that the individual arbitrator cannot have any other prior relationship
-------
or affiliation to the disputing parties or any of their officers, directors or employees which is likely to affect or compromise the arbitrator's independence.

               (iv)  Limited Discovery.  The parties shall be permitted
                     -----------------
reasonable discover under the rules set by the arbitrator. The arbitrator shall have power to impose such sanctions as the arbitrator deems appropriate for failure of a party or counsel for a party to comply in good faith with the discovery rules established by the arbitrator.

               (v)   Payment of Costs.  The parties will share responsibility
                     ----------------
for the attorneys' fees and costs and all costs of arbitration, including those provided for above, based on the degree to which the arbitrator accepts the respective positions of the parties, as conclusively determined by the arbitrator.

               (vi)  Terms of Arbitration.  The arbitrator chosen in accordance
                     --------------------
with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions, or any other documents that are executed in connection therewith.

Negotiation, mediation or arbitration under this Section 8.4(c) shall be the sole and exclusive remedy of the parties for any claim arising out of this Agreement for which a specific dispute resolution or mechanism is not otherwise applicable, provided, however, that a party may seek a preliminary injunction or
            --------  -------
other preliminary relief if in its judgment such Action is necessary to avoid irreparable damages. Any such Action may only be brought in (i) the County of Travis, State of Texas, if Purchaser (or a Purchaser Representative) is plaintiff (or the equivalent), and (ii) Orange County, California, if Seller or a Shareholder (or a Shareholder Representative) is the plaintiff (or the equivalent). Despite such Action, the parties will continue to participate in good faith in the procedures specified in this Section 8.4.

      8.5 Waiver and Amendment.  This Agreement may be amended, supplemented,
          --------------------
modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

      8.6 Assignment.  Except as specifically provided otherwise in this
          ----------
Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Any attempt at such an assignment without such consent shall be void and, at the option of the non-consenting party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement. Purchaser may, without the consent of Seller and Shareholder, assign all of its rights and obligations under this Agreement to any affiliate of Purchaser, but in such event Purchaser shall remain fully liable as a primary party under this Agreement and such assignment shall in no way relieve Purchaser from any liability under this Agreement. After the Closing Date, Seller may, without the consent of Purchaser, assign any of its rights under this Agreement or any of the Ancillary Agreements to Shareholder provided that Shareholder agrees to be bound by all of Seller's liabilities, obligations and commitments hereunder or thereunder as if it were Seller hereunder.

      8.7  Successors and Assigns.  Each of the terms, provisions and
           ----------------------
obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

      8.8  Notices.  All notices, requests, demands and other communications
           -------
made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or
(b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this
Section 8.8 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

      8.9  Severability.  Each provision of this Agreement is intended to be
           ------------
severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

      8.10 Further Action.  Each party agrees to perform any further acts and to
           --------------
execute and deliver any other documents which may be reasonably necessary to effect the provisions of this Agreement.

      8.11 Specific Performance.  Each party's obligations under this Agreement
           --------------------
are unique. If any party should default in any of its obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages. Accordingly, without prejudice to the right to seek and recover monetary damages, each nondefaulting party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each party hereby waives any defense that a remedy in damages would be adequate.

      8.12 Cumulative Remedies.  No remedy made available hereunder by any of
           -------------------
the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      8.13 Warranty of Authority.  Each of the individuals signing this
           ---------------------
Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.



                    [rest of page intentionally left blank]

      8.14 Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Closing Date.


"PURCHASER":                       "SELLER":

DATA PROCESSING                    S3G, INC.,
RESOURCES CORPORATION,             a Texas corporation
a California corporation


By: /s/ Michael A. Piraino         By: /s/ Michael G. McCarthy
    ---------------------------        ---------------------------
Its: Chief Financial Officer           Michael G. McCarthy
     --------------------------        President

Address:
-------                            Address:
4400 MacArthur Boulevard           -------
Suite 600                          13581 Pond Springs Road
Newport Beach, CA  92660-2037      Suite 103
Phone No.:  (714) 752-9111         Austin, TX 78729
FAX No.:    (714) 752-5850         Phone No.:  (512) 219-7200
                                   FAX No.:    (512) 219-7900


                                   "SHAREHOLDER":


                                   /s/ Michael G. McCarthy
                                   -------------------------------
                                   MICHAEL G. McCARTHY

                                   Address:
                                   -------
                                   c/o S3G, Inc.
                                   13581 Pond Springs Road
                                   Suite 103
                                   Austin, TX 78729
                                   Phone No.:  (512) 219-7200
                                   FAX No.:    (512) 219-7900


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